Exhibit (m) (iii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                  EXHIBIT B

                                    to the

                              Distribution Plan



                        FEDERATED INSTITUTIONAL TRUST

                Federated Government Ultrashort Duration Fund

                                Class A Shares



         This Distribution Plan is adopted by Federated Institutional Trust with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25% of the average aggregate net asset value of the Class A Shares of Federated Government Ultrashort Duration Fund held during the month.

         Witness the due execution hereof this 3rd day of March, 2003.





                                    FEDERATED INSTITUTIONAL TRUST





                                    By:  /s/ J. Christopher Donahue

                                    Name:  J. Christopher Donahue

                                    Title:  President